Exhibit 99.2

MOHEGAN TRIBAL GAMING AUTHORITY COMMENCES

TENDER OFFERS FOR ITS 9.75% SENIOR NOTES DUE 2021

AND 11% SENIOR SUBORDINATED NOTES DUE 2018

Uncasville, CT, September 19, 2016 – The Mohegan Tribal Gaming Authority, or the Authority, the owner of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today that it has commenced tender offers (each individually, a “Tender Offer,” and collectively, the “Tender Offers”) to purchase for cash any and all of its outstanding 9.75% Senior Notes due 2021 (the “2021 Notes”) and 11.00% Senior Subordinated Notes due 2018 (the “2018 Notes,” and together with the 2021 Notes, the “Notes”) on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 19, 2016, and the related Letter of Transmittal (together, the “Offer Documents”).

The Tender Offer with respect to each series of Notes will expire at 12:00 midnight, New York City time, on October 17, 2016, unless extended or earlier terminated with respect to such series (the “Expiration Time”). The early tender deadline for the offer with respect to each series of Notes will be 5:00 p.m., New York City time, on September 30, 2016, unless extended or earlier terminated with respect to such series of Notes (the “Early Tender Deadline”). Holders of 2021 Notes (“2021 Note Holders”) must validly tender their 2021 Notes at or before the applicable Early Tender Deadline in order to be eligible to receive the total consideration of $1,078.75 per $1,000 principal amount of 2021 Notes tendered, which includes an early tender payment of $30 per $1,000 principal amount of 2021 Notes tendered (the “2021 Notes Total Consideration”). Holders of 2018 Notes (“2018 Note Holders,” and together with the 2021 Note Holders, the “Holders”) must validly tender their 2018 Notes at or before the applicable Early Tender Deadline in order to be eligible to receive the total consideration of $1,006.50 per $1,000 principal amount of 2018 Notes tendered, which includes an early tender payment of $30 per $1,000 principal amount of 2018 Notes tendered (the “2018 Notes Total Consideration,” and together with the 2021 Notes Total Consideration, the “Total Consideration”).

Notes of each series tendered may be withdrawn at any time before 5:00 p.m., New York City time, on September 30, 2016 (the “Withdrawal Deadline”), but not thereafter, except as required by applicable law. The Tender Offers are each subject to certain conditions, including a financing condition. Holders validly tendering and not withdrawing Notes at or before the applicable Early Tender Deadline will be eligible to receive the applicable Total Consideration (including the early tender payment). Holders validly tendering Notes after the applicable Early Tender Deadline but at or before the applicable Expiration Time will be eligible to receive only the tender offer consideration of $1,048.75 per $1,000 principal amount of 2021 Notes or $976.50 per $1,000 principal amount of 2018 Notes (the “Tender Offer Consideration”), an amount equal to the applicable Total Consideration less the applicable early tender payment. In addition, Holders whose Notes are purchased in any Tender Offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, (i) in the case of any Notes accepted for purchase on the applicable Early Acceptance Date (as defined below), the applicable Early Payment Date (as defined below) and (ii) in the case of any remaining Notes accepted for purchase after the applicable Early Acceptance Date, the applicable Final Payment Date (as defined below), as the case may be.

The Authority has reserved the right at any time following the applicable Early Tender Deadline, but prior to the applicable Expiration Time (the “Early Acceptance Date”), to accept for purchase all Notes of the applicable series validly tendered and not validly withdrawn before the applicable Early Acceptance Date. If the Authority elects to exercise this early purchase option with respect to such series of Notes, the Authority expects the applicable Early Acceptance Date will be promptly following the satisfaction or waiver of all the conditions to the applicable Tender Offer. If the Authority elects to exercise the early purchase option with respect to either series of Notes, it will pay the applicable consideration for such Notes accepted for purchase on the applicable Early Acceptance Date promptly following the applicable Early Acceptance Date and the satisfaction or waiver of all conditions (the “Early Payment Date”). Also, on the applicable Early Payment Date, the Authority will pay accrued and unpaid interest from the last interest payment date to, but not including, the applicable Early Payment Date, on Notes accepted for purchase at the applicable Early Acceptance Date.

Subject to the terms and conditions of the applicable Tender Offer being satisfied or waived, the Authority will, after the applicable Expiration Time (the “Final Acceptance Date”), accept for purchase all Notes of either series validly tendered at or before the applicable Expiration Time (and not validly withdrawn before the applicable Withdrawal Deadline) (or if the Authority has exercised its early purchase option with respect to such series of Notes described above, all Notes of such series validly tendered after the applicable Early Acceptance Date and at or before the applicable Expiration Time). The Authority will pay the applicable Total Consideration or Tender Offer Consideration, as the case may be, for Notes of the applicable series accepted for purchase at the applicable Final Acceptance Date promptly following the applicable Final Acceptance Date (the date of any such payment the “Final Payment Date”). Also, on the applicable Final Payment Date, the Authority will pay accrued and unpaid interest from the last interest payment date to, but not including, the applicable Final Payment Date, on Notes of the applicable series accepted for purchase on the applicable Final Acceptance Date. The Authority expects to cancel all notes tendered and purchased pursuant to the Tender Offers and repurchase, redeem, satisfy and discharge and/or defease any Notes not tendered and purchased pursuant to the Tender Offers.

The Authority’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Tender Offers, or to make any early tender payment, is conditioned upon the satisfaction or waiver of a number of conditions, including that the Authority consummates financing transactions (including the issuance of notes (the “new notes”)) resulting in gross proceeds of not less than $1,700,000,000 and other conditions as more fully described in the Offer Documents. The Tender Offers are not conditioned on any minimum participation by Holders. In no event will the information contained in this press release or the Offer Documents regarding the new notes constitute an offer to sell or a solicitation of an offer to buy any new notes pursuant to the financing transactions described in this paragraph or otherwise.

The Authority reserves the right, subject to applicable law, in its sole discretion, to waive any of the conditions of the Tender Offers, in whole or in part, at any time and from time to time. The Authority also reserves the right, subject to applicable law, in its sole discretion, (1) to terminate or withdraw a Tender Offer at any time, provided that the applicable Early Acceptance Date has not occurred with respect to the Tender Offer for such series of Notes; (2) to extend the applicable Early Tender Deadline, Withdrawal Deadline or Expiration Date with respect to such series of Notes; or (3) otherwise to amend the Tender Offers in any respect. The Authority may extend the applicable Early Tender Deadline without extending the related Withdrawal Deadline. The Authority may also delay acceptance for purchase of Notes tendered pursuant to the Tender Offers or the payment of Notes accepted for purchase pursuant to the Tender Offers in order to comply with any applicable law, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, which requires that the Authority pay the consideration offered or return the Notes deposited by or on behalf of Holders promptly after the termination or withdrawal of the Tender Offers.

Credit Suisse (“Credit Suisse”), Bank of America Merrill Lynch (“Merrill Lynch”) and Citizens Capital Markets, Inc. (“Citizens”) are acting as dealer managers for the Tender Offers and D.F. King & Co., Inc. is acting as information agent and tender agent and depositary for the Tender Offers. Credit Suisse can be contacted at (800) 820-1653 (toll-free) or (212) 538-2147 (collect), Merrill Lynch can be contacted at (888) 292-0070 (toll-free) or (980) 388-3646 (collect) and Citizens can be contacted at (203) 900-6763.

The Offer Documents will be distributed to holders of Notes promptly. Additional copies of the Offer Documents and other related documents may be obtained by calling D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers only) or (888) 887-0082 (toll free).

The Tender Offers are being made solely on the terms and subject to the conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes, the new notes or any other securities. No recommendation is made as to whether holders of Notes should tender their Notes. Holders of Notes should carefully read the Offer Documents because they contain important information, including the various terms and conditions of the Tender Offers.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

Contacts:

Robert J. Soper

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000